UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1
(Exact name of issuing entity as specified in its charter)

IndyMac ABS, Inc.
(Exact name of depositor as specified in its charter)

IndyMac Bank, F.S.B.
(Exact name of sponsor as specified in its charter)

Delaware	333-134691-05_	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On February 14, 2007, a series of certificates, entitled Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-1 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of February 1, 2007 (the “Agreement”), attached hereto as Exhibit 4.1, among IndyMac ABS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. (“IndyMac Bank”) as seller (the “Seller”) and as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”) and supplemental interest trust trustee. The Certificates consist of five classes of certificates (collectively, the “Certificates”), designated as the Class A Certificates, Class A-IO Certificates, Class C Certificates, Class P Certificates and Class R Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of fixed-rate, second lien mortgage loans, secured by one- to four-family properties, having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of $449,999,688.88 as of February 1, 2007. The Mortgage Loans were purchased pursuant to the Agreement. The Class A Certificates and the Class A-IO Certificates were sold by the Depositor to UBS Securities LLC (“UBS”) as representative of the underwriters (the “Underwriters”) pursuant to an Underwriting Agreement, dated February 5, 2007 (the “Underwriting Agreement”) among the Depositor, IndyMac Bank and the Underwriters.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class Offered Certificates	Initial Certificate Principal Balance(1)	Pass-Through Rate
A	$ 450,000,000	Variable(2)
A-IO	$ 45,000,000(3)	3.20%

(1)	Approximate.
(2)	The pass-through rate on the Class A Certificates will be based on one-month LIBOR plus the applicable margin set forth in the Agreement, subject to the rate caps described in the Agreement.
(3)
The Class A-IO Certificates will be interest only certificates and will not have a class certificate balance. The initial notional balance is set forth in the table but is not included in the class certificate balance of all certificates offered.

The Class A Certificates, the Class A-IO Certificates and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated February 13, 2007 (the “Prospectus Supplement”), and the Prospectus, dated December 11, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class C Certificates, the Class P Certificates and the Class R Certificates have not and will not be publicly offered by the Depositor and are thereby exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. On the Closing Date, the Class C Certificates, the Class P Certificates and Class R Certificates were delivered by the Depositor to the Seller as part of the consideration for the Mortgage Loans. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Description
1.1	The Underwriting Agreement, dated as of February 5, 2007 by and among IndyMac ABS, Inc., IndyMac, F.S.B. as Seller and the Underwriters, relating to the Series INDS 2007-1 Certificates.

4.1
Pooling and Servicing Agreement, dated as of February 1, 2007, by and among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee, relating to the Series INDS 2007-1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2007

INDYMAC ABS, INC.

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

Index to Exhibits

Exhibit No.	Description
1.1	The Underwriting Agreement, dated as of February 5, 2007 by and among IndyMac ABS, Inc., IndyMac, F.S.B. as Seller and the Underwriters, relating to the Series INDS 2007-1 Certificates.

4.1
Pooling and Servicing Agreement, dated as of February 1, 2007, by and among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee, relating to the Series INDS 2007-1 Certificates.